           SEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT


     DMI FURNITURE, INC., a Delaware corporation (the "Company"), and BANK ONE, INDIANAPOLIS, NATIONAL ASSOCIATION, a national banking association (the "Bank"), parties to an Amended and Restated Credit Agreement dated June 9, 1994, as amended by a First Amendment to Amended and Restated Credit Agreement dated October 11, 1994, by a Second Amendment to Amended and Restated Credit Agreement dated January 10, 1995, by a Third Amendment to Amended and Restated Credit Agreement dated March 10, 1995, by a Fourth Amendment to Amended and Restated Credit Agreement effective as of August 15, 1995, by a Fifth Amendment to Amended and Restated Credit Agreement dated November 1, 1995, and by a Sixth Amendment to Amended and Restated Credit Agreement dated January 11, 1996 (collectively, as amended, the "Original Agreement"), agree to amend the Original Agreement by this Seventh Amendment to Amended and Restated Credit Agreement (this "Seventh Amendment") as follows:

     1. DEFINITIONS. Sections 2.p and 2.q of the Original Agreement are amended and restated in their entireties and new Sections 2.fffff, 2.ggggg, 2.hhhhh, 2.iiiii, 2.jjjjj, 2.kkkkk, and 2.lllll are added to the Original Agreement, all to read as follows:

     p.   BORROWING BASE.  "Borrowing Base" means an amount equal to the sum of
          (i) eighty percent (80%) of the adjusted book value of the Company's accounts receivable, excluding all accounts receivable for inventory used in showrooms or displays for which the Company makes available longer repayment terms than are available for other inventory of the Company sold in the ordinary course of business, plus (ii) fifty percent (50%) of the book value of the Company's finished goods inventory, plus (iii) for the period from June 1, 1996, through August 3, 1996, the period from November 30, 1996, through March 1, 1997, and for the period from May 31, 1997, through August 2, 1997, $500,000.00, plus (iv) fifty percent (50%) of the book value of the Company's timber, logs, rough cut lumber and full-board stock that, in the sole discretion of the Bank, is readily marketable in its current state, plus (v) twenty-five percent (25%) of the book value of the Company's remaining raw materials inventory, excluding all lumber of the Company cut or otherwise altered so as to constitute components to be assembled into items that, when completed, will be finished goods inventory, plus (vi) the Borrowing Base Adjustment. For purposes of the preceding sentence, the phrase "adjusted book value of the Company's accounts receivable" means the book value of the Company's accounts receivable less any accounts which are sixty (60) days or more past due, or which are due from an account debtor known to the Company to be the subject of a bankruptcy or other insolvency proceeding or known to the Company to have ceased doing business, and less all accounts due from any account debtor if twenty-five percent (25%) or more of the aggregate amount of the accounts receivable from such debtor are sixty (60) days or more past due, and provided that any account receivable otherwise includable in



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          the Borrowing Base shall be reduced, but not below zero, by the amount of any accounts payable to the account debtor from which such account is due.

     q. BORROWING BASE ADJUSTMENT. "Borrowing Base Adjustment" means (i) zero at any time that any amount is deposited with the Agent under either of the Escrow Agreements, and (ii) $125,000 at all other times.


  fffff. SEVENTH AMENDMENT. "Seventh Amendment" means that agreement entitled "Seventh Amendment to Amended and Restated Credit Agreement" between the Company and the Bank dated July 17, 1996.

  ggggg. ESCROW AGREEMENT. "Escrow Agreement" means either the Escrow Agreement (Dreher) or the Escrow Agreement (Hill), as the context requires, and when used in the plural form refers to both of the Escrow Agreement.

  hhhhh. ESCROW AGREEMENT (DREHER). "Escrow Agreement (Dreher)" means the Escrow Agreement dated as of the date of the Seventh Amendment among the Company, the Bank, Donald D. Dreher and the Agent, as it may be amended from time to time.

  iiiii. ESCROW AGREEMENT (HILL). "Escrow Agreement (Hill)" means the Escrow Agreement dated as of the date of the Seventh Amendment among the Company, the Bank, Joseph G. Hill and the Agent, as it may be amended from time to time.

  jjjjj. AGENT. "Agent" means Fifth Third Bank of Kentucky, Inc., a Kentucky banking corporation acting in its capacity as the Agent under each of the Escrow Agreements, and any successor thereto in such capacity.

  kkkkk. CHANGE IN CONTROL. "Change in Control means the occurrence of any of the following:

               (i) Any "person," as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, or any of the existing Series C Preferred stockholders), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities.

               (ii) During any period of two consecutive years (not including any period ending prior to the date of the Seventh Amendment), individuals who at the beginning of such period constitute the Board of Directors of the Company cease to constitute at least a majority thereof. If the election or nomination for election by the Company's stockholders of a new director (other than a director designated by a


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          person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this definition) was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, that director shall not be counted for purposes of the preceding sentence.

               (iii) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than
          (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 40% of the combined voting power of the Company's then outstanding securities.

               (iv) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale of disposition by the Company of all or substantially all of the Company's assets.

               (v) Any other transaction which is of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act occurs.

  lllll.  CHANGE IN MANAGEMENT.  "Change in Management" means either (i) Donald
          D. Dreher is no longer the Chairman, President and Chief Executive Officer of the Company, or (ii) Joseph G. Hill is no longer the Vice President-Finance and Chief Financial Officer of the Company.

All other terms defined in the Original Agreement and used in this Seventh Amendment shall have their respective meanings stated in the Agreement.

     2. THE REVOLVING LOAN. Section 3.a(i) of the Original Agreement is amended and restated in its entirety to read as follows:

     a. (i) THE REVOLVING LOAN COMMITMENT -- USE OF PROCEEDS. From the date of the Seventh Amendment and until the Revolving Loan Maturity Date, the Bank agrees to make Advances (collectively, the "Revolving Loan") under a revolving line of credit from time to time to the Company of amounts not exceeding the lesser of Thirteen Million Five Hundred Thousand and No/100 Dollars ($13,500,000.00) (the "Revolving Loan Commitment") or the Revolving Loan Availability Amount in the aggregate at any time outstanding, provided that all of the conditions of lending stated in Section 9 of this Agreement as being applicable to the Revolving Loan have been fulfilled at the time of each Advance.



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               Proceeds of the Revolving Loan may be used by the Company only to fund working capital requirements, provided that the Company may deposit an amount not to exceed $649,834.33 with the Agent for the Escrow Agreement (Dreher) and an amount not to exceed $350,165.67 with the Agent for the Escrow Agreement (Hill), but only if (x) no Event of Default or Unmatured Event of Default has occurred and is continuing at the time of the deposit, (y) no Event of Default or Unmatured Event of Default would result from the deposit, and (z) the Bank shall have the right to receive the funds deposited in the Escrow Agreements (to be applied toward the Obligations or as provided in Section 11.f) if (A) an Event of Default (other than an Event of Default under Section 10.g of this Agreement) occurs and is continuing, or (B) on any date after the Bank's consent to the deposits has expired (currently July 17, 1997) and the Bank, in its sole discretion, has decided not to extend the expiration date of its consent.

     3. REPRESENTATIONS AND WARRANTIES. To induce the Bank to enter into this Seventh Amendment, the Company affirms that the representations and warranties contained in the Original Agreement are correct as of the date of this Seventh Amendment, except that (i) they shall be deemed also to refer to this Seventh Amendment, as well as all documents named herein, and (ii) Section 5.d shall be deemed also to refer to the most recent audited (dated September 2, 1995) and most recent unaudited financial statements of the Company furnished to the Bank.


     4. AFFIRMATIVE COVENANTS. Section 7.g of the Original Agreement is amended and restated in its entirety to read as follows:

      (i) CURRENT RATIO. The Company shall maintain the ratio of its current assets to its current liabilities at levels not less than those shown in the following table during the periods indicated:

                         Period                              Current Ratio
                         ------                              -------------

          at each fiscal year end                            2.25 to 1.0
          during each fiscal year until fiscal year end      2.00 to 1.0

     (ii) TANGIBLE NET WORTH. The Company shall maintain its Tangible Net Worth at levels not less than those shown in the following table during the periods indicated:

                         Period                           Tangible Net Worth
                         ------                           ------------------

          at May 4, 1996, and                                $ 8,500,000
             until August 31, 1996
          at August 31, 1996, and                            $ 8,800,000
             until November 30, 1996
          at November 30, 1996, and                          $ 9,100,000
             until March 1, 1997
          at March 1, 1997, and                              $ 9,400,000
             until May 31, 1997


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          at May 31, 1997, and                               $ 9,700,000
             until fiscal year end 1997
          at fiscal year end 1997 and                        $10,000,000
             at all times thereafter

  (iii) RATIO OF DEBT TO TANGIBLE NET WORTH. The Company shall maintain the ratio of its total liabilities to its Tangible Net Worth at levels not greater than those show in the following table during the periods indicated:

                    Period                                     Ratio
                    ------                                     -----

          at March 30, 1996 and until
             fiscal year end 1996                           2.95 to 1.0
          at fiscal year end 1996 and at
             all times thereafter                           2.60 to 1.0

     For purposes of testing compliance with this covenant, the term "liabilities" shall include the present value of all capital lease obligations of the Company, determined as of any date the ratio is to be tested.

  (iv) FIXED CHARGE COVERAGE RATIO. For each period of four consecutive fiscal 13-week periods ending on and after March 30, 1996, the Company shall maintain a fixed charge coverage ratio at levels not less than those shown in the following table during the periods indicated:

               End of Period                                   Ratio
               -------------                                   -----

          from March 30, 1996, and
             until November 30, 1996                        0.90 to 1.00
          from November 30, 1996, and
             until March 1, 1997                            0.95 to 1.00
          from March 1, 1997, and
             until May 31, 1997                             1.00 to 1.00
          from May 31, 1997, and
             until fiscal year end 1997                     1.15 to 1.00
          from fiscal year end 1997 and
             at each quarter end thereafter                 1.25 to 1.00

          For purposes of this covenant, the phrase "fixed charge coverage ratio" means the ratio of the sum of net income before taxes (adjusted to exclude the reserve set aside for the closing of the Company's facility in Gettysburg, Pennsylvania, occurring during fiscal year 1996 in an amount not to exceed $995,000, which adjustment shall be made only so long as such reserve was set aside during the period tested) plus depreciation, amortization and interest expense over the sum of current maturities of term debt, including current capital lease payments, plus interest expense plus expenditures for fixed assets, plus cash used to pay income tax expenses.


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     5.   NEGATIVE COVENANTS.  A new Section 8.n is added to the Original
Agreement to read as follows:

     n. FUNDING OF ESCROW AGREEMENTS. The Company shall not deposit with the Agent more than $649,834.33 for the Escrow Agreement (Dreher), nor deposit with the Agent more than $350,165.67 for the Escrow Agreement
          (Hill).

     6. EVENTS OF DEFAULT. Section 10.g of the Original Agreement is amended and restated in its entirety and a new Section 10.h is added to the Original Agreement, all to read as follows:

     g. CHANGE IN CONTROL PLUS CHANGE IN MANAGEMENT. If (i) a Change in Control occurs, and (ii) a Change in Management occurs.

     h. NONCOMPLIANCE WITH OTHER PROVISIONS OF THIS AGREEMENT. Failure of the Company to comply with or perform any covenant or other provision of this Agreement or to perform any other Obligation (which failure does not constitute an Event of Default under any of the preceding provisions of this Section 10) and continuance of such failure for thirty (30) days after notice thereof to the Company from the Bank.

The Company certifies that no Event of Default or Unmatured Event of Default under the Original Agreement, as amended by this Seventh Amendment, has occurred and is continuing as of the execution date of this Seventh Amendment.

     7. EFFECT OF EVENT OF DEFAULT. A new Section 11.f is added to the Original Agreement to read as follows:

     f. DEMAND OF FUNDS DEPOSITED PURSUANT TO ESCROW AGREEMENTS. The Bank may notify the Agent of the Event of Default (other than an Event of Default under Section 10.g of this Agreement) with the result that the Agent will, as required by the Escrow Agreements, distribute to the Bank all "Escrowed Funds" (as that term is defined in each of the Escrow Agreements). The Bank shall be entitled, in its sole discretion, to use all or any portion of the Escrowed Funds to repay Obligations then outstanding in any order as the Bank in its sole discretion determines, or to deposit all or any portion of the Escrowed Funds in the Special Collateral Account established pursuant to Section 11.d of this Agreement, with any funds that are deposited into the Special Collateral Account under the authority of this
          Section 11.f subject, after deposit, to the pledge and other provisions of Section 11.d.

     8. CLOSING DOCUMENTS. As conditions precedent to the effectiveness of this Seventh Amendment, the Bank shall first receive the following contemporaneously with the execution and delivery of this Seventh Amendment, each duly executed, dated and in form and substance satisfactory to the Bank:

     A.   The Escrow Agreements;

     B. A certified copy of the resolutions of the Board of Directors of the Company, authorizing the execution, performance and delivery of this Seventh Amendment and the other documents named herein; and


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     C.   Such other documents as are reasonably required by the Bank.

     9. EFFECT OF SEVENTH AMENDMENT. Except as amended in this Seventh Amendment, all of the terms and conditions of the Original Agreement shall continue unchanged and in full force and effect together with this Seventh Amendment.

     IN WITNESS WHEREOF, the Company and the Bank, by their respective duly authorized officers, have executed and delivered in Indiana this Seventh Amendment to Amended and Restated Credit Agreement on this 17th day of July, 1996.

                                        DMI FURNITURE, INC.


                                        By:/s/Joseph G. Hill
                                           --------------------------------
                                           Joseph G. Hill, Chief Financial
                                              Officer


                                        BANK ONE, INDIANAPOLIS, NA


                                        By:/s/D. Kelly Queisser
                                           ----------------------------------
                                           D. Kelly Queisser, Vice President


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